EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-159477 on Form S-3 of Wisconsin Power and Light Company of our report dated February 7, 2011, relating to the financial statements of American Transmission Company LLC, appearing in this Annual Report on Form 10-K of Wisconsin Power and Light Company for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
February 25, 2011